Exhibit 99.1

Exhibit 99.1

Exhibit

Quarterly Financial Supplement

FOR THE PERIOD ENDED SEPTEMBER 30, 2025

SITE

SITE Centers Corp.

SITE Centers Corp.	For additional information:
3300 Enterprise Parkway	Gerald Morgan, EVP and
Beachwood, OH 44122 216-755-5500	Chief Financial Officer

FOR IMMEDIATE RELEASE:

SITE Centers Reports Third Quarter 2025 Results

Beachwood, Ohio, November 5, 2025 - SITE Centers Corp. (NYSE: SITC), an owner and manager of open-air shopping centers, announced today operating results for the quarter ended September 30, 2025.

“Year to date, the Company has sold seven properties for an aggregate price of $380.9 million and declared aggregate dividends of $5.75 per share. In addition, we have in excess of $292 million of properties under contract for sale for which the buyers’ general due diligence condition has expired, and are also in earlier stages of the marketing and negotiation process with additional properties,” commented David R. Lukes, President and Chief Executive Officer. “SITE Centers remains focused on maximizing the value of its assets through continued leasing, asset management and potential additional asset sales.”

Results for the Third Quarter

•
Third quarter net loss attributable to common shareholders was $6.2 million, or $0.13 per diluted share, as compared to net income of $320.2 million, or $6.07 per diluted share, in the year-ago period. The decrease year-over-year was primarily the result of impairments, lower gain on sale from dispositions, a decrease in rental income due to property dispositions and the Curbline spin-off in 2024 and a decrease in interest income, partially offset by a decrease in the write-off of fees related to a mortgage financing commitment, Curbline transaction costs, interest expense, preferred dividend expense and an increase in fee and other income.
•
Third quarter operating funds from operations attributable to common shareholders (“Operating FFO” or “OFFO”) was $5.6 million, or $0.11 per diluted share, compared to $42.8 million, or $0.81 per diluted share, in the year-ago period. The decrease year-over-year was primarily the result of lower net operating income (“NOI”) as a result of property dispositions and the spin-off of Curbline Properties and lower interest income, partially offset by decreased interest expense, no preferred dividend expense and decreased debt related charges.
•
Sold Sandy Plains Village (Roswell, GA) for $25.0 million, Winter Garden Village (Winter Garden, FL) for $165.0 million, Deer Valley Towne Center (Phoenix, AZ) for $33.7 million and Edgewater Towne Center (Edgewater, NJ) for $53.5 million, all prior to closing costs, prorations and other closing adjustments. A portion of net proceeds was used to repay $40.4 million of mortgage debt.

Significant Third Quarter Activity and Key Operating Results

•
Paid special cash distributions of $1.50 and $3.25 per common share on July 15, 2025 and August 29, 2025, respectively.
•
Recorded impairments of $106.6 million due to changes in the hold period assumptions for five wholly-owned assets.
•
Reported a leased rate of 87.6% at September 30, 2025 as compared to 91.1% at December 31, 2024 and 91.3% at September 30, 2024, all on a pro rata basis. The September 30, 2024 leased rate has been adjusted to reflect the removal of all properties included in the Curbline Properties spin-off and all properties sold during 2024. The decrease in the leased rate was due primarily to transactional activity and the remaining mix of properties.
•
Reported a commenced rate of 86.5% at September 30, 2025 as compared to 90.6% at December 31, 2024 and 89.8% at September 30, 2024, all on a pro rata basis. The September 30, 2024 commenced rate has been adjusted to reflect the removal of all properties included in the Curbline Properties spin-off and all properties sold during 2024. The decrease in the commenced rate was due primarily to transactional activity and the remaining mix of properties.
•
Executed six new leases and 23 renewals for 237,000 square feet during the quarter.
•
In 2025, eliminated the reclassification of general and administrative expense to operating and maintenance expense. For the three and nine months ended September 30, 2024, the reported amounts of $2.1 million and $6.9 million, respectively, have been reclassified to conform with the current year presentation.

Recent Activity

•
In November, the Company sold Parker Pavilions (Parker, CO) for approximately $8.4 million prior to closing costs, pro-rations and other closing adjustments. A portion of net proceeds was used to repay approximately $6.1 million of mortgage debt.
•
The Company has agreed to sell East Hanover Plaza (East Hanover, NJ), Southmont Plaza (Easton, PA) and Stow Community Center (Stow, OH) for an aggregate price of $126.0 million in cash, subject to adjustment for certain closing pro-rations, allocations and credits, with closing of the transaction expected to occur in the fourth quarter of 2025. A portion of the net proceeds will be used to repay approximately $38.2 million of mortgage debt.
•
The Company has agreed to sell Nassau Park Pavilion (Princeton, NJ) for a price of approximately $137.6 million in cash, subject to adjustment for certain closing pro-rations, allocations and credits, with closing of the transaction expected to occur in the fourth quarter of 2025. The property is currently encumbered by a mortgage loan with an outstanding principal balance of approximately $98.4 million. Based on current interest rates, upon the sale’s closing, the Company expects to pay a make-whole premium of approximately $7.3 million in connection with its repayment of the mortgage loan.
•
On October 21, 2025, the Company announced a special cash distribution of $1.00 per common share payable on November 14, 2025.

Discontinued Operations

On October 1, 2024, the Company completed the spin-off of Curbline Properties. The spin-off of the convenience properties represented a strategic shift in the Company’s business and, as such, the Curbline properties are reflected as discontinued operations for the three and nine month periods ended September 30, 2024.

About SITE Centers Corp.

SITE Centers is an owner and manager of open-air shopping centers. The Company is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol SITC. Additional information about the Company is available at www.sitecenters.com. To be included in the Company’s e-mail distributions for press releases and other investor news, please click here.

Supplemental Information

Copies of the Company's quarterly financial supplement are available on the Investor Relations portion of the Company's website, ir.sitecenters.com.

Non-GAAP Measures and Other Operational Metrics

Funds from Operations (“FFO”) is a supplemental non-GAAP financial measure used as a standard in the real estate industry and is a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that both FFO and Operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO is generally defined and calculated by the Company as net income (loss) (computed in accordance with generally accepted accounting principles in the United States (“GAAP”)), adjusted to exclude (i) preferred share dividends, (ii) gains and losses from disposition of real estate property and related investments, which are presented net of taxes, (iii) impairment charges on real estate property and related investments, (iv) gains and losses from changes in control and (v) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income (loss) from joint ventures and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures, determined on a consistent basis. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT. The Company calculates Operating FFO as FFO excluding certain non-operating charges, income and gains/losses. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains/losses to analyze the results of its operations and assess performance of the core operating real estate portfolio. Other real estate companies may calculate FFO and Operating FFO in a different manner.

The Company also uses NOI, a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

FFO, Operating FFO and NOI do not represent cash generated from operating activities in accordance with GAAP, are not necessarily indicative of cash available to fund cash needs and should not be considered as alternatives to net income computed in accordance with GAAP, as indicators of the Company’s operating performance or as alternatives to cash flow as a measure of liquidity. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures have been provided herein.

Safe Harbor

SITE Centers Corp. considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact, including statements regarding the Company's projected operational and financial performance, strategy, prospects and plans, may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, general economic conditions, including inflation and interest rate volatility; local conditions such as the supply of, and demand for, retail real estate space in our geographic markets; the consistency with future results of assumptions based on past performance; the impact of e-commerce; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant and the impact of any such event on rental income from other tenants and our properties; our ability to enter into agreements to sell properties on commercially reasonable terms and to satisfy closing conditions applicable to such sales; our ability to finance our businesses on commercially acceptable terms or at all; impairment charges; valuation and risks relating to our joint venture investments; the termination of any joint venture arrangements or arrangements to manage real property; property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from extreme weather conditions or natural disasters in locations where we own properties, and the ability to estimate accurately the amounts thereof; sufficiency and timing of any insurance recovery payments related to damages from extreme weather conditions or natural disasters; any change in strategy; the impact of pandemics and other public health crises; unauthorized access, use, theft or destruction of financial, operations or third party data maintained in our information systems or by third parties on our behalf; our ability to maintain REIT status; and the finalization of the financial statements for the period ended September 30, 2025. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company's most recent reports on Forms 10-K and 10-Q. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

SITE Centers Corp.

Income Statement: Consolidated Interests

	in thousands, except per share
		3Q25	3Q24	9M25	9M24
	Revenues:
	Rental income (1)	$24,203	$59,441	$86,315	$236,703
	Other property revenues	325	225	9,667	1,518
		24,528	59,666	95,982	238,221
	Expenses:
	Operating and maintenance (2)	5,505	10,537	19,094	39,533
	Real estate taxes	3,895	8,859	13,306	35,749
		9,400	19,396	32,400	75,282

	Net operating income (3)	15,128	40,270	63,582	162,939

	Other income (expense):
	JV and other fee income (4)	2,572	1,334	7,211	4,346
	Interest expense	(3,975)	(16,706)	(14,854)	(53,629)
	Depreciation and amortization	(10,768)	(23,228)	(36,941)	(88,284)
	General and administrative (5)	(10,295)	(17,179)	(29,108)	(45,603)
	Other income (expense), net (6)	38	(18,020)	(1,509)	(17,095)
	Impairment charges	(106,570)	0	(106,570)	(66,600)
	Loss before earnings from JVs and other	(113,870)	(33,529)	(118,189)	(103,926)

	Equity in net (loss) income of JVs	(499)	328	(528)	406
	Gain on sale and change in control of interests	0	0	0	2,669
	Gain on disposition of real estate, net	108,401	368,139	162,666	633,169
	Tax expense	(190)	(199)	(518)	(732)
	(Loss) income from continuing operations	(6,158)	334,739	43,431	531,586
	(Loss) income from discontinued operations (7)	0	(11,786)	0	6,060
	Net (loss) income SITE Centers	(6,158)	322,953	43,431	537,646
	Preferred dividends	0	(2,789)	0	(8,367)
	Net (loss) income Common Shareholders	($6,158)	$320,164	$43,431	$529,279

	Weighted average shares – Basic – EPS (8)	52,445	52,400	52,440	52,381
	Assumed conversion of diluted securities	0	153	0	177
	Weighted average shares – Diluted – EPS (8)	52,445	52,553	52,440	52,558

	Basic earnings per share:
	From continuing operations	$(0.13)	$6.31	$0.80	$9.95
	From discontinued operations	0	(0.22)	0	0.12
	Total	$(0.13)	$6.09	$0.80	$10.07
	Diluted earnings per share:
	From continuing operations	$(0.13)	$6.29	$0.80	$9.91
	From discontinued operations	0	(0.22)	0	0.12
	Total	$(0.13)	$6.07	$0.80	$10.03

(1)	Rental income:
	Minimum rents	$15,679	$38,646	$55,877	$154,994
	Ground lease minimum rents	956	1,929	3,558	7,335
	Straight-line rent, net	348	1,115	652	2,390
	Amortization of (above)/below-market rent, net	123	488	429	1,270
	Percentage and overage rent	309	963	1,062	4,019
	Recoveries	5,928	15,409	22,230	61,959
	Uncollectible revenue	153	128	273	592
	Ancillary and other rental income	338	763	1,128	2,810
	Lease termination fees	0	0	0	1,334
	Embedded lease Shared Services Agreement (“SSA”) with Curbline	369	0	1,106	0

(2)	Includes the allocation of property management personnel expenses	343	NA	1,074	NA

(3)	Includes NOI from wholly-owned assets sold in 2025 and 2024	2,077	25,761	15,672	122,025

(4)	Curbline SSA fee	884	0	2,376	0
	Curbline SSA gross up	731	0	1,987	0
	Embedded Lease SSA	(369)	0	(1,106)	0

(5)	Other charges related to system conversion	571	157	1,246	911

(6)	Interest income (fees), net	1,411	14,002	2,494	29,845
	Transaction costs and other expenses	(66)	(217)	(936)	(743)
	Curbline SSA gross up	(731)	0	(1,987)	0
	Debt extinguishment costs	(576)	(32,559)	(1,080)	(42,822)
	Gain on debt retirement and gain (loss) on derivative instruments	0	754	0	(3,375)

(7)	Curbline assets classified as a "discontinued operation" for financial reporting purposes on a retrospective basis

(8)	Prior period presented has been adjusted to reflect the Company's one-for-four reverse stock split

SITE Centers Corp.

Reconciliation: Net Income to FFO and Operating FFO

and Other Financial Information

in thousands, except per share
	3Q25	3Q24	9M25	9M24
Net (loss) income attributable to Common Shareholders	($6,158)	$320,164	$43,431	$529,279
Depreciation and amortization of real estate	9,716	22,230	34,184	84,720
Equity in net loss (income) of JVs	499	(328)	528	(406)
JVs' FFO	1,413	1,555	4,551	4,703
Discontinued operations' depreciation and amortization of real estate	0	11,023	0	29,556
Impairment of real estate	106,570	0	106,570	66,600
Gain on sale and change in control of interests	0	0	0	(2,669)
Gain on disposition of real estate, net	(108,401)	(368,139)	(162,666)	(633,169)
FFO attributable to Common Shareholders	$3,639	($13,495)	$26,598	$78,614
Gain on debt retirement	0	0	0	(1,037)
Discontinued operations' transaction and other costs	0	23,628	0	30,850
Transaction, debt extinguishment and other (at SITE's share)	642	32,025	2,016	48,191
Condemnation revenue	0	0	(8,379)	0
Separation and other charges	1,362	595	2,037	1,820
Total non-operating items, net	2,004	56,248	(4,326)	79,824
Operating FFO attributable to Common Shareholders	$5,643	$42,753	$22,272	$158,438

Weighted average shares & units – Basic: FFO & OFFO	52,445	52,400	52,442	52,381
Assumed conversion of dilutive securities	0	153	0	177
Weighted average shares & units – Diluted: FFO & OFFO	52,445	52,553	52,442	52,558

FFO per share – Basic	$0.07	$(0.26)	$0.51	$1.50
FFO per share – Diluted	$0.07	$(0.26)	$0.51	$1.50
Operating FFO per share – Basic	$0.11	$0.82	$0.42	$3.02
Operating FFO per share – Diluted	$0.11	$0.81	$0.42	$3.01
Common stock dividends declared, per share	$3.25	$0.00	$4.75	$1.04

Capital expenditures (SITE Centers share):
Redevelopment costs	0	504	0	5,515
Maintenance capital expenditures	392	1,056	1,279	4,184
Tenant allowances and landlord work	2,426	5,663	4,197	23,590
Leasing commissions	310	384	774	3,246
Construction administrative costs (capitalized)	403	689	1,360	2,213

Certain non-cash items (SITE Centers share):
Straight-line rent	343	1,135	695	2,489
Straight-line fixed CAM	5	34	38	156
Amortization of below-market rent/(above), net	208	622	911	1,601
Straight-line ground rent income (expense)	21	8	62	2
Debt fair value and loan cost amortization	(790)	(1,640)	(2,602)	(4,491)
Capitalized interest expense	17	76	57	547
Stock compensation expense	(343)	(2,220)	(1,044)	(6,508)
Non-real estate depreciation expense	(1,047)	(1,002)	(2,758)	(3,571)

SITE Centers Corp.

Balance Sheet: Consolidated Interests

	$ in thousands
		At Period End
		3Q25	4Q24
	Assets:
	Land	$114,763	$204,722
	Buildings	640,700	964,845
	Fixtures and tenant improvements	214,084	254,152
		969,547	1,423,719
	Depreciation	(537,815)	(654,389)
		431,732	769,330
	Construction in progress and land	4,446	2,682
	Real estate, net	436,178	772,012

	Investments in and advances to JVs	29,393	30,431
	Cash	128,234	54,595
	Restricted cash	10,084	13,071
	Receivables and straight-line (1)	15,824	25,437
	Intangible assets, net (2)	25,583	28,759
	Amounts receivable from Curbline	313	1,771
	Other assets, net	8,346	7,526
	Total Assets	653,955	933,602

	Liabilities and Equity:
	Secured debt	248,702	301,373
	Amounts payable to Curbline	28,666	33,762
	Other liabilities (3)	68,301	81,723
	Total Liabilities	345,669	416,858
	Common shares	5,247	5,247
	Paid-in capital	3,981,555	3,981,597
	Distributions in excess of net income	(3,680,364)	(3,473,458)
	Deferred compensation	0	8,041
	Accumulated other comprehensive income	2,894	5,472
	Common shares in treasury at cost	(1,046)	(10,155)
	Total Equity	308,286	516,744

	Total Liabilities and Equity	$653,955	$933,602

(1)	Straight-line rents (including fixed CAM), net	$6,257	$8,653

(2)	Operating lease right of use assets	14,986	15,818

(3)	Operating lease liabilities	34,639	35,532
	Below-market leases, net	6,449	9,306

SITE Centers Corp.

Portfolio Summary

			9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024 (1)
Shopping Center Count
Operating Centers - 100%			27	31	33	33	33
Wholly Owned			16	20	22	22	22
JV Portfolio			11	11	11	11	11

Gross Leasable Area (GLA)
Owned and Ground Lease - Pro Rata Share			4,271	5,355	5,918	5,918	5,917
Wholly Owned			3,413	4,497	5,060	5,060	5,060
JV Portfolio - Pro Rata Share			858	858	858	858	857

Quarterly Operational Overview
Pro Rata Share
Base Rent PSF			$19.62	$19.83	$19.75	$19.64	$19.60
Base Rent PSF < 10K			$31.05	$31.19	$31.46	$31.35	$31.12
Base Rent PSF > 10K			$15.86	$15.99	$16.12	$16.05	$16.05

Commenced Rate			86.5%	87.5%	89.4%	90.6%	89.8%
Commenced Rate < 10K SF			83.2%	85.6%	85.9%	85.8%	84.8%
Commenced Rate > 10K SF			87.6%	88.1%	90.5%	92.1%	91.4%

Leased Rate			87.6%	88.1%	89.8%	91.1%	91.3%
Leased Rate < 10K SF			84.2%	87.3%	87.1%	86.9%	87.0%
Leased Rate > 10K SF			88.7%	88.4%	90.6%	92.4%	92.7%

Top 10 MSA Exposure

	MSA	Properties	GLA	% of GLA	ABR	% of ABR	ABR PSF
1	Chicago-Naperville-Elgin, IL-IN-WI	4	613	14.4%	$14,008	20.5%	$30.67
2	Trenton, NJ	1	759	17.8%	12,148	17.8%	$18.48
3	Los Angeles-Long Beach-Anaheim, CA	1	389	9.1%	6,874	10.0%	$25.98
4	Cleveland-Elyria, OH	1	406	9.5%	5,140	7.5%	$12.94
5	Allentown-Bethlehem-Easton, PA-NJ	1	251	5.9%	4,291	6.3%	$16.30
6	Atlanta-Sandy Springs-Roswell, GA	2	417	9.8%	4,240	6.2%	$15.87
7	Phoenix-Mesa-Scottsdale, AZ	2	349	8.2%	4,191	6.1%	$19.05
8	Richmond, VA	2	159	3.7%	3,374	4.9%	$21.51
9	Denver-Aurora-Lakewood, CO	2	187	4.4%	2,961	4.3%	$17.39
10	Portland-Vancouver-Hillsboro, OR-WA	1	97	2.3%	2,339	3.4%	$36.98
	Other	10	644	15.1%	8,841	12.9%	$15.30
	Total	27	4,271	100.0%	$68,407	100.0%	$19.62

Note: $ and GLA in thousands except shopping center count and Base Rent PSF (Base Rent PSF excludes ground leases), Top 10 MSA figures for SITE at share except for property count. All results exclude the Company's owned Beachwood, OH headquarters office buildings.

(1) Amounts have been adjusted to reflect the removal of properties included in the Curbline Properties spin-off and assets sold in 2024.

SITE Centers Corp.

Capital Structure

$, shares and units in thousands, except per share
	September 30, 2025	December 31, 2024
Capital Structure
Market Value Per Share	$9.01	$15.29

Common Shares Outstanding	52,445	52,430

Common Shares Equity	$472,529	$801,655

Mortgage Debt (includes JVs at SITE share)	357,446	413,318
Less: Cash (including restricted cash and JV's at SITE share)	149,762	77,071
Net Debt	$207,684	$336,247

Total Market Capitalization	$680,213	$1,137,902

SITE Centers Corp.

Debt Detail

$ in thousands
	Balance 100%	Balance SITE Share	Maturity Date	Contractual Interest Rate at 09/30/2025

Mortgage Debt
Deer Park Town Center, IL(1)	$60,392	$30,045	12/26	SOFR + 200
SITE Loan Pool (10 assets)(2)	152,625	152,625	09/28	SOFR + 275
Nassau Park Pavilion, NJ	98,656	98,656	11/28	6.66%
DTP Loan Pool (10 assets)	380,600	76,120	01/29	6.38%
	$692,273	$357,446

Consolidated	$251,281	$251,281
Unconsolidated	440,992	106,165
Consolidated & Unconsolidated Debt Subtotal	692,273	357,446
Unamortized Loan Costs, Net	(14,914)	(5,055)
Total Consolidated & Unconsolidated Debt	$677,359	$352,391

Rate Type			Weighted Average Years	Weighted Average Interest Rate
Fixed	$479,256	$174,776	3.2 years	6.54%
Variable	213,017	182,670	2.6 years	6.57%
	$692,273	$357,446	3.0 years	6.55%

Note: Maturity dates assume all borrower extension options are exercised.
(1) 3.00% SOFR Interest Rate Cap through December 2025. Debt shown at share including promoted interest.
(2) 6.25% SOFR Interest Rate Cap through September 2026.

SITE Centers Corp.

Leasing Summary

At pro rata share except for count

Leasing Activity
	Comparable Pool					Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Term	Count	GLA	ABR PSF	Term
New Leases
3Q25	0	0	$0.00	0.0%	0.0	6	53,575	$16.50	10.0
2Q25	2	7,838	$24.16	(23.4%)	12.4	4	13,186	$27.47	11.5
1Q25	1	1,509	$42.00	6.8%	7.0	5	8,554	$32.37	8.6
4Q24	0	0	$0.00	0.0%	0.0	0	0	$0.00	0.0
	3	9,347	$27.04	(17.6%)	11.5	15	75,315	$20.22	10.1

Renewals
3Q25	23	183,056	$14.38	6.1%	4.8	23	183,056	$14.38	4.8
2Q25	13	131,627	$21.79	(1.7%)	9.3	13	131,627	$21.79	9.3
1Q25	17	66,937	$24.88	3.4%	4.4	17	66,937	$24.88	4.4
4Q24	5	21,015	$21.34	10.6%	5.0	5	21,015	$21.34	5.0
	58	402,635	$18.91	2.7%	6.2	58	402,635	$18.91	6.2

New + Renewals
3Q25	23	183,056	$14.38	6.1%	4.8	29	236,631	$14.86	6.0
2Q25	15	139,465	$21.93	(3.4%)	9.5	17	144,813	$22.31	9.5
1Q25	18	68,446	$25.26	3.5%	4.5	22	75,491	$25.73	4.9
4Q24	5	21,015	$21.34	10.6%	5.0	5	21,015	$21.34	5.0
	61	411,982	$19.10	1.9%	6.3	73	477,950	$19.12	6.8

Net Effective Rents
			Capex PSF				NER		% of GLA
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term	>10K SF	<10K SF
New Leases
3Q25	53,575	$17.15	$1.46	$5.41	$0.62	$7.49	$9.66	10.0	95%	5%
2Q25	13,186	$32.55	$1.46	$0.00	$1.45	$2.91	$29.64	11.5	25%	75%
1Q25	8,554	$36.46	$2.63	$0.03	$2.27	$4.93	$31.53	8.6	0%	100%
4Q24	0	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	0.0	0%	0%
	75,315	$22.04	$1.57	$3.81	$0.94	$6.32	$15.72	10.1	72%	28%

Renewals
3Q25	183,056	$14.46	$0.00	$0.00	$0.00	$0.00	$14.46	4.8	85%	15%
2Q25	131,627	$22.98	$3.63	$0.00	$0.01	$3.64	$19.34	9.3	92%	8%
1Q25	66,937	$25.52	$0.06	$0.00	$0.00	$0.06	$25.46	4.4	38%	62%
4Q24	21,015	$21.59	$0.00	$0.00	$0.00	$0.00	$21.59	5.0	0%	100%
	402,635	$19.46	$1.79	$0.00	$0.00	$1.79	$17.67	6.2	75%	25%

New + Renewals
3Q25	236,631	$15.07	$0.55	$2.05	$0.23	$2.83	$12.24	6.0	87%	13%
2Q25	144,813	$23.86	$3.39	$0.00	$0.17	$3.56	$20.30	9.5	86%	14%
1Q25	75,491	$26.76	$0.57	$0.01	$0.45	$1.03	$25.73	4.9	33%	67%
4Q24	21,015	$21.59	$0.00	$0.00	$0.00	$0.00	$21.59	5.0	0%	100%
	477,950	$19.86	$1.73	$0.89	$0.22	$2.84	$17.02	6.8	74%	26%

Note: ABR PSF represents year one base rent for leasing spreads and the average rent for the initial term for net effective rent. Term is weighted average in years.

SITE Centers Corp.

Lease Expirations

At pro rata share except for count; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	6	10	1.1%	$319	1.2%	$31.90	6	10	0.3%	$319	0.5%	$31.90
2025	0	0	0.0%	0	0.0%	$0.00	10	25	2.7%	785	2.9%	$31.40	10	25	0.7%	785	1.1%	$31.40
2026	15	228	8.2%	3,198	7.8%	$14.03	64	113	12.4%	3,270	11.9%	$28.94	79	341	9.3%	6,468	9.5%	$18.97
2027	26	482	17.4%	8,412	20.6%	$17.45	53	121	13.3%	3,751	13.7%	$31.00	79	603	16.4%	12,163	17.8%	$20.17
2028	25	379	13.7%	5,330	13.0%	$14.06	62	107	11.8%	3,341	12.2%	$31.22	87	486	13.2%	8,671	12.7%	$17.84
2029	18	390	14.1%	5,475	13.4%	$14.04	59	134	14.7%	4,083	14.9%	$30.47	77	524	14.2%	9,558	14.0%	$18.24
2030	20	315	11.4%	4,098	10.0%	$13.01	55	123	13.5%	3,528	12.8%	$28.68	75	438	11.9%	7,626	11.1%	$17.41
2031	16	347	12.5%	3,762	9.2%	$10.84	20	52	5.7%	1,621	5.9%	$31.17	36	399	10.8%	5,383	7.9%	$13.49
2032	4	72	2.6%	747	1.8%	$10.38	28	65	7.1%	1,902	6.9%	$29.26	32	137	3.7%	2,649	3.9%	$19.34
2033	8	106	3.8%	1,741	4.3%	$16.42	23	52	5.7%	1,660	6.0%	$31.92	31	158	4.3%	3,401	5.0%	$21.53
2034	6	168	6.1%	1,889	4.6%	$11.24	20	57	6.3%	1,659	6.0%	$29.11	26	225	6.1%	3,548	5.2%	$15.77
Thereafter	13	281	10.2%	6,280	15.3%	$22.35	25	51	5.6%	1,556	5.7%	$30.51	38	332	9.0%	7,836	11.5%	$23.60
Total	151	2,768	100.0%	$40,932	100.0%	$14.79	425	910	100.0%	$27,475	100.0%	$30.19	576	3,678	100.0%	$68,407	100.0%	$18.60

Signed Not Open	4	45		$720		$16.00	8	12		$396		$33.00	12	57		$1,116		$19.58
Vacant	17	365					91	171					108	536

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	6	10	1.1%	$320	1.2%	$32.00	6	10	0.3%	$320	0.5%	$32.00
2025	0	0	0.0%	0	0.0%	$0.00	8	20	2.2%	541	2.0%	$27.05	8	20	0.5%	541	0.8%	$27.05
2026	7	88	3.2%	1,808	4.4%	$20.55	44	78	8.6%	2,209	8.0%	$28.32	51	166	4.5%	4,017	5.9%	$24.20
2027	9	74	2.7%	1,308	3.2%	$17.68	37	71	7.8%	2,164	7.9%	$30.48	46	145	3.9%	3,472	5.1%	$23.94
2028	13	213	7.7%	3,125	7.6%	$14.67	52	100	11.0%	3,232	11.8%	$32.32	65	313	8.5%	6,357	9.3%	$20.31
2029	7	118	4.3%	2,003	4.9%	$16.97	50	107	11.8%	3,288	12.0%	$30.73	57	225	6.1%	5,291	7.7%	$23.52
2030	15	257	9.3%	3,027	7.4%	$11.78	50	114	12.5%	3,305	12.0%	$28.99	65	371	10.1%	6,332	9.3%	$17.07
2031	7	58	2.1%	729	1.8%	$12.57	29	68	7.5%	1,748	6.4%	$25.71	36	126	3.4%	2,477	3.6%	$19.66
2032	6	124	4.5%	2,159	5.3%	$17.41	25	56	6.2%	1,612	5.9%	$28.79	31	180	4.9%	3,771	5.5%	$20.95
2033	6	88	3.2%	1,159	2.8%	$13.17	17	30	3.3%	1,038	3.8%	$34.60	23	118	3.2%	2,197	3.2%	$18.62
2034	4	64	2.3%	992	2.4%	$15.50	18	36	4.0%	1,188	4.3%	$33.00	22	100	2.7%	2,180	3.2%	$21.80
Thereafter	77	1,684	60.8%	24,622	60.2%	$14.62	89	220	24.2%	6,830	24.9%	$31.05	166	1,904	51.8%	31,452	46.0%	$16.52
Total	151	2,768	100.0%	$40,932	100.0%	$14.79	425	910	100.0%	$27,475	100.0%	$30.19	576	3,678	100.0%	$68,407	100.0%	$18.60

Note: Includes ground leases.

SITE Centers Corp.

Top 30 Tenants

$ and GLA in thousands
		Number of Units			Base Rent			Owned GLA
	Tenant	WO	JV	Total	Pro Rata	% of Total	At 100%	Pro Rata	% of Total	At 100%
1	TJX Companies (1)	8	9	17	3,702	5.4%	5,812	232	5.4%	410
2	Kroger (2)	2	0	2	3,494	5.1%	3,494	124	2.9%	124
3	Dick's Sporting Goods (3)	3	5	8	3,087	4.5%	5,208	193	4.5%	358
4	LA Fitness (4)	2	0	2	2,473	3.6%	2,473	102	2.4%	102
5	Burlington	2	1	3	2,318	3.4%	2,702	108	2.5%	142
6	Best Buy	2	3	5	1,925	2.8%	3,494	121	2.8%	234
7	PetSmart	3	3	6	1,550	2.3%	2,306	83	1.9%	126
8	Michaels	3	4	7	1,351	2.0%	2,332	87	2.0%	164
9	Cinemark	1	1	2	1,300	1.9%	1,300	100	2.3%	124
10	Ross Stores	2	6	8	1,253	1.8%	3,059	92	2.2%	238
11	Cineworld (Regal Cinemas)	2	0	2	1,250	1.8%	1,250	91	2.1%	91
12	At Home	1	0	1	1,110	1.6%	1,110	143	3.4%	143
13	Kohl's	1	3	4	1,104	1.6%	2,748	134	3.1%	324
14	Five Below	6	5	11	1,099	1.6%	1,763	63	1.5%	98
15	Wegmans	1	0	1	1,048	1.5%	1,048	117	2.8%	117
16	AMC Theatres	0	3	3	1,037	1.5%	5,183	46	1.1%	232
17	Barnes & Noble	2	1	3	1,018	1.5%	1,178	55	1.3%	71
18	Gap (5)	2	7	9	938	1.4%	2,331	52	1.2%	134
19	Giant Eagle	1	0	1	934	1.4%	934	91	2.1%	91
20	Nordstrom Rack	1	0	1	731	1.1%	731	37	0.9%	37
21	Gold's Gym	1	0	1	720	1.1%	720	30	0.7%	30
22	Ulta	2	5	7	699	1.0%	1,587	32	0.7%	76
23	Publix Supermarkets	1	1	2	572	0.8%	932	56	1.3%	100
24	Caleres Inc. (Famous Footwear)	3	1	4	571	0.8%	769	25	0.6%	33
25	Office Depot	2	0	2	569	0.8%	569	38	0.9%	38
26	JAB Holding (6)	3	2	5	535	0.8%	717	18	0.4%	23
27	24 Hour Fitness	1	0	1	504	0.7%	504	36	0.8%	36
28	MTY Group (7)	4	2	6	484	0.7%	540	13	0.3%	14
29	Gladstone's 4 Fish	1	0	1	465	0.7%	465	12	0.3%	12
30	Lowe's	0	2	2	452	0.7%	2,259	52	1.2%	261
	Top 30 Total	63	64	127	$38,295	56.0%	$59,523	2,382	55.8%	3,983
	Total Portfolio				$68,407	100.0%	$111,613	4,271	100.0%	7,168

(1) T.J. Maxx (3) / Marshalls (5) / HomeGoods (5) / Sierra Trading (2) / HomeSense (2)
(2) Harris Teeter (1) / Mariano's (1)
(3) Dick's Sporting Goods (7) / Golf Galaxy (1)
(4) LA Fitness (1) / Xsport Fitness (1)
(5) Gap (2) / Old Navy (6) / Banana Republic (1)
(6) Panera Bread (4) / Einstein Bros. Bagels (1)
(7) Cold Stone Creamery (4) / Blimpie's (1) / Famous Dave's (1)

SITE Centers Corp.

Transactions

$ and GLA in thousands
			SITE	Owned	Price
	Property Name	MSA	Own %	GLA	At 100%	At Share
Dispositions
		1Q 2025 Total		0	$0	$0

06/12/25	The Promenade at Brentwood	St. Louis, MO-IL	100%	338	$71,600	$71,600
06/16/25	Chapel Hills West	Denver-Aurora-Lakewood, CO	100%	225	23,650	23,650
		2Q 2025 Total		563	$95,250	$95,250

07/21/25	Sandy Plains Village	Atlanta-Sandy Springs-Roswell, GA	100%	174	$25,000	$25,000
08/01/25	Deer Valley Towne Center	Phoenix-Mesa-Chandler, AZ	100%	152	33,725	33,725
08/01/25	Winter Garden Village	Orlando-Kissimmee-Sanford, FL	100%	629	165,000	165,000
09/26/25	Edgewater Towne Center	New York-Newark-Jersey City, NY-NJ-PA	100%	76	53,500	53,500
		3Q 2025 Total		1,031	$277,225	$277,225

11/03/25	Parker Pavilions	Denver-Aurora-Lakewood, CO	100%	51	$8,425	$8,425
		4Q 2025 QTD		51	$8,425	$8,425

		Total 2025 YTD		1,645	$380,900	$380,900

SITE Centers Corp.

Unconsolidated Joint Ventures

$ and GLA in thousands
Joint Venture	SITE Own %	Number of Properties	Owned GLA	Leased Rate	ABR	3Q25 NOI at 100% (1)		Gross RE Assets	Debt Balance at 100% (2)
Chinese Institutional Investors DTP	20%	10	3,397	92.6%	$15.25	$11,733		$610,465	$380,600

Prudential RVIP IIIB, Deer Park, IL (3)	50%	1	358	81.4%	$37.88	2,348		113,838	60,392
Total		11	3,755			$14,081		$724,303	$440,992
Property management fees						645	(1)
NOI from assets sold in prior quarters						(5)
Net operating income						$14,721	(4)

(1) Property management fees charged by SITE to the joint venture are included as an expense in NOI, although presented in the combined income statement on page 14 in the Other Expense, net line item.

(2) Excludes unamortized loan costs, net of $12.3 million or $2.5 million at SITE's share.

(3) Ownership shown at share including promoted interest.

(4) Amount agrees to the combined income statement of the joint ventures which includes a reconciliation of the Non-GAAP measure to the applicable GAAP measure.
See calculation definition in the Non-GAAP Measures section.

SITE Centers Corp.

Unconsolidated Joint Ventures

Combined SITE JV Pro Rata Adjustments (1)

Income Statement Pro Rata Adjustments 3Q25		Balance Sheet Pro Rata Adjustments 3Q25
Revenues:		Assets:
Rental income (2)	$4,740	Land	$35,067
Other income (3)	187	Buildings	122,930
	4,927	Improvements	20,727
Expenses:			178,724
Operating and maintenance	645	Depreciation	(58,824)
Real estate taxes	609		119,900
	1,254	Construction in progress and land	3
Net operating income	3,673	Real estate, net	119,903
		Investment in JVs	459
Other income (expense):		Cash and restricted cash	11,444
Fee income	0	Receivables, net	2,346
Interest expense	(1,928)	Other assets, net	2,079
Depreciation and amortization	(1,897)	Total Assets	136,231
Other income (expense), net	(335)
(Loss) before earnings from JVs	(487)	Liabilities and Equity:
Equity in net loss of JVs	499	Mortgage debt	103,688
Basis differences of JVs	(12)	Notes payable to SITE	525
Gain on disposition of real estate	0	Other liabilities	6,979
Net loss	$0	Total Liabilities	111,192
		JVs share of equity	459
FFO Reconciliation 3Q25		Distributions in excess of net income	24,580
Income before earnings from JVs	($487)	Total Equity	25,039
Depreciation and amortization	1,897	Total Liabilities and Equity	$136,231
Basis differences of JVs	3
FFO at SITE's ownership interests	$1,413
OFFO at SITE's ownership interests	$1,413

(1) Information provided for SITE's share of JV investments and can be combined with SITE's consolidated financial statements for the same period.

(2) Rental Income:
Minimum rents	$3,377
Ground lease minimum rents	137
Straight-line rent, net	(4)
Amortization of (above) below market rent, net	86
Percentage and overage rent	52
Recoveries	1,144
Uncollectible revenue	(52)

(3) Other Income:
Ancillary and other rental income	51
Lease termination fees	136

SITE Centers Corp.

Unconsolidated Joint Ventures at 100%

$ in thousands
Combined Income Statement
	3Q25	3Q24	9M25	9M24
Revenues:
Rental income (1)	$19,072	$19,059	$59,452	$61,743
Other income (2)	473	305	1,647	924
	19,545	19,364	61,099	62,667
Expenses:
Operating and maintenance	2,507	2,578	8,016	8,998
Real estate taxes	2,317	2,268	6,894	7,322
	4,824	4,846	14,910	16,320

Net operating income	14,721	14,518	46,189	46,347

Other income (expense):
Interest expense	(8,152)	(7,751)	(24,240)	(23,924)
Depreciation and amortization	(6,826)	(6,383)	(19,210)	(20,313)
Other expense, net	(1,382)	(1,367)	(4,164)	(5,311)
	(1,639)	(983)	(1,425)	(3,201)
Gain on disposition of real estate, net	0	1,968	1	10,365
Net income (loss) attributable to unconsolidated JVs	(1,639)	985	(1,424)	7,164
Depreciation and amortization	6,826	6,383	19,210	20,313
Gain on disposition of real estate, net	0	(1,968)	(1)	(10,365)
FFO	$5,187	$5,400	$17,785	$17,112
FFO at SITE's ownership interests	$1,413	$1,555	$4,551	$4,703
Operating FFO at SITE's ownership interests	$1,413	$1,555	$4,551	$4,892

(1) Rental Income:
Minimum rents	$13,559	$13,641	$40,758	$43,122
Ground lease minimum rents	683	680	2,066	2,140
Straight-line rent, net	90	58	259	349
Amortization of (above) below market rent, net	429	669	2,409	1,654
Percentage and overage rent	106	138	566	501
Recoveries	4,466	4,217	13,466	13,981
Uncollectible revenue	(261)	(344)	(72)	(4)
(2) Other Income:
Ancillary and other rental income	200	304	564	847
Lease termination fees	273	1	1,083	77

Combined Balance Sheet
			At Period End
			9M25	4Q24
Assets:
Land			$159,567	$159,567
Buildings			497,011	494,062
Improvements			67,710	64,022
			724,288	717,651
Depreciation			(184,957)	(169,726)
			539,331	547,925
Construction in progress and land			15	352
Real estate, net			539,346	548,277
Cash and restricted cash			33,950	25,750
Receivables, net			9,279	9,660
Other assets, net			9,850	12,519
Total Assets			592,425	596,206

Liabilities and Equity:
Mortgage debt			428,656	426,462
Notes and accrued interest payable to SITE			1,999	1,894
Other liabilities			30,344	32,533
Total Liabilities			460,999	460,889
Accumulated equity			131,426	135,317
Total Equity			131,426	135,317
Total Liabilities and Equity			$592,425	$596,206

SITE CENTERS
Property List as of September 30, 2025
Note: GLA in thousands. Anchors include tenants greater than 20K SF. ABR PSF includes ground leases.
#	Center	Location	ST	SITE Own %	JV	Owned GLA	Population (000's)	Leased Rate	Average Household Income ($000's)	ABR PSF	Anchor Tenants
1	Ahwatukee Foothills Towne Center	Phoenix	AZ	20%	DTP	691	154	81.5%	$88	$20.39	AMC Theatres, Best Buy, Burlington, Golf Galaxy, HomeGoods, Lina Home Furnishings, Marshalls, Michaels, Ross Dress for Less, Sprouts Farmers Market
2	Paradise Village Gateway (1)	Phoenix	AZ	100%		211	101	49.9%	$110	$18.05	PetSmart, Ross Dress for Less, Sun & Ski Sports
3	The Pike Outlets (3)	Long Beach	CA	100%		390	344	94.1%	$69	$25.33	Cinemark, Gold's Gym, H & M, Nike, Restoration Hardware
4	FlatAcres MarketCenter (1) (3)	Parker	CO	100%		136	95	98.8%	$118	$18.63	24 Hour Fitness, Michaels, Ross Dress for Less
5	Parker Pavilions (1)	Parker	CO	100%		51	95	91.8%	$118	$16.28	Office Depot
6	Connecticut Commons	Plainville	CT	20%	DTP	561	162	97.9%	$76	$14.31	Aldi, AMC Theatres, Dick's Sporting Goods, DSW, Kohl's, Lowe's, Marshalls, PetSmart
7	Shoppes at Paradise Pointe	Fort Walton Beach	FL	100%		73	60	88.0%	$65	$12.90	Publix
8	Perimeter Pointe (1)	Atlanta	GA	100%		360	126	57.9%	$116	$17.26	Dick's Sporting Goods, LA Fitness, Regal Cinemas
9	Towne Center Prado	Marietta	GA	20%	DTP	287	126	90.3%	$78	$12.42	Going Going Gone, Publix, Ross Dress for Less
10	3030 North Broadway (1)	Chicago	IL	100%		132	757	100.0%	$113	$35.63	Mariano's
11	The Maxwell (1)	Chicago	IL	100%		240	979	57.0%	$98	$26.36	Burlington, Nordstrom Rack
12	Deer Park Town Center	Deer Park	IL	50%	RVIP IIIB	358	130	81.4%	$116	$37.88	Century Theatre, Crate & Barrel, Gap
13	Brookside Marketplace	Tinley Park	IL	20%	DTP	317	177	98.9%	$89	$15.93	Best Buy, Dick's Sporting Goods, HomeGoods, Michaels, PetSmart, Ross Dress for Less, T.J. Maxx
14	Independence Commons	Independence	MO	20%	DTP	386	130	93.7%	$70	$15.55	AMC Theatres, Best Buy, Bob's Discount Furniture, Kohl's, Marshalls, Ross Dress for Less
15	East Hanover Plaza (1)	East Hanover	NJ	100%		98	76	100.0%	$154	$20.46	HomeGoods, HomeSense
16	Route 22 Retail Center	Union	NJ	20%	DTP	112	324	100.0%	$114	$14.64	Dick's Sporting Goods
17	Nassau Park Pavilion (1)	Princeton	NJ	100%		759	92	97.6%	$128	$16.43	At Home, Best Buy, Burlington, Dick's Sporting Goods, HomeGoods, HomeSense, Michaels, PetSmart, Planet Fitness, Raymour & Flanigan, T.J. Maxx, Wegmans
18	Meadowmont Crossing (4)	Chapel Hill	NC	100%		39	101	95.8%	$103	$29.32	—
19	Meadowmont Market	Chapel Hill	NC	100%		45	101	100.0%	$101	$15.52	Harris Teeter
20	Poyner Place	Raleigh	NC	20%	DTP	252	127	100.0%	$80	$17.37	Cost Plus World Market, Marshalls, Michaels, Ross Dress for Less, Urban Air Trampoline & Adventure Park
21	University Centre	Wilmington	NC	20%	DTP	418	132	90.2%	$68	$12.02	Bob's Discount Furniture, Crunch Fitness, Lowe's, Old Navy, Ollie's Bargain Outlet, Ross Dress for Less
22	Headquarter Office Buildings	Beachwood	OH	100%		339	120	N/A	$122	(2)	—
23	Stow Community Center	Stow	OH	100%		406	108	97.9%	$69	$12.95	Giant Eagle, Hobby Lobby, HomeGoods, Kohl's, T.J. Maxx
24	The Blocks (1)	Portland	OR	100%		97	373	70.1%	$95	$36.98	—
25	Southmont Plaza (1)	Easton	PA	100%		251	93	99.0%	$80	$17.27	Barnes & Noble, Best Buy, Dick's Sporting Goods, Michaels, Ross Dress for Less, Staples
26	Ashley Crossing	Charleston	SC	20%	DTP	208	104	95.7%	$67	$11.68	Food Lion, Kohl's, Marshalls
27	Commonwealth Center	Midlothian	VA	20%	DTP	166	78	96.4%	$95	$16.19	Michaels, Painted Tree Marketplace, The Fresh Market
28	Downtown Short Pump (1)	Richmond	VA	100%		126	138	100.0%	$106	$22.81	Barnes & Noble, Regal Cinemas
	Weighted Average Total						180	87.6%	$94

DTP - Dividend Trust Portfolio RVIP IIIB - Deer Park, IL
Note: Population and Average Household Income are for trade area of a 10 minute drive time from center
(1) Encumbered wholly-owned asset
(2) Corporate office buildings have 220K of leasable office space and 141K currently occupied by third parties. ABR per occupied square foot is $27.15. Q3 2025 annualized NOI is $1.8M
(3) The Pike Outlets and FlatAcres MarketCenter are subject to ground leases with current annual rent payments of $1.8 million and $0.3 million, respectively
(4) Meadowmont Crossing GLA excludes a 79K ground lease that is non-rent paying

SITE Centers Corp.

Notable Accounting and Supplemental Policies

The information contained in the Quarterly Financial Supplement does not purport to disclose all items required by the accounting principles generally accepted in the United States of America (“GAAP”) and is unaudited information. The Company’s Quarterly Financial Supplement should be read in conjunction with the Company’s Form 10-K and Form 10-Q.

Discontinued Operations

•
At October 1, 2024, the date the Company completed the spin-off of Curbline Properties into a separate publicly traded company, the Company had 79 convenience properties. The spin-off of the convenience properties represented a strategic shift in the Company’s business and, as such, the Curbline properties are reflected as discontinued operations for all periods presented. In addition, statistics shown have also been revised to reflect the spin-off.

Rental Income (Revenues)

•
Percentage and overage rents that are recognized after the tenants’ reported sales have exceeded the applicable sales breakpoint.
•
Tenant reimbursements are recognized in the period in which the expenses are incurred.
•
Lease termination fees are recognized upon termination of a tenant’s lease when the Company has no further obligations under the lease.
•
For those tenants where the Company is unable to assert that collection of amounts due over the lease term is probable, regardless if the Company has entered into a deferral agreement to extend the payment terms, the Company has categorized these tenants on the cash basis of accounting. As a result, no rental income is recognized from such tenants once they have been placed on the cash basis of accounting until payments are received and all existing accounts receivable relating to these tenants have been reserved in full, including straight-line rental income. The Company will remove the cash basis designation and resume recording rental income from such tenants during the period earned at such time it believes collection from the tenants is probable based upon a demonstrated payment history or recapitalization event.

General and Administrative Expenses

•
General and administrative expenses include certain internal leasing salaries, legal salaries and related expenses associated with the leasing of space which are charged to operations as incurred.
•
The Company does not capitalize any executive officer compensation.
•
General and administrative expenses include executive property management compensation and related expenses. An allocation of property management services’ personnel expenses are reflected in operating and maintenance expenses.

Deferred Financing Costs

•
Costs incurred in obtaining term financing are included as a reduction of the related debt liability and costs incurred related to the revolving credit facilities are included in other assets on the consolidated balance sheets. All costs are amortized on a straight-line basis over the term of the related debt agreement; such amortization is reflected as interest expense in the consolidated income statements.

Real Estate

•
Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property's estimated undiscounted future cash flows, including estimated proceeds from disposition.
•
Construction in progress includes shopping center developments and significant expansions and redevelopments.
•
Acquisitions of a partner’s interest in an unconsolidated joint venture in which a change of control has occurred are recorded at fair value.
•
Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	30 to 40 years
Building Improvements	3 to 20 years
Furniture/Fixtures/ Tenant Improvements	Shorter of economic life or lease terms

Capitalization

•
Expenditures for maintenance and repairs are charged to operations as incurred. Renovations and expenditures that improve or extend the life of the asset are capitalized.
•
The Company capitalizes interest on funds used for the construction or expansion of shopping centers and certain construction administration costs. Capitalization of interest and administration costs ceases when construction activities are completed and the property is available for occupancy by tenants or when activities are suspended.
•
Interest expense and real estate taxes incurred during construction are capitalized and depreciated over the building life. The Company does not capitalize interest on land held for development which is on hold and is not undergoing any development activities.

Gains on Sales of Real Estate

•
Gains on sales of real estate generally related to the sale of outlots and land adjacent to existing shopping centers are recognized at closing when the earnings process is deemed to be complete.

SITE Centers Corp

Non-GAAP Measures

Performance Measures

FFO and Operating FFO

The Company believes that Funds from Operations (“FFO”) and Operating FFO, both non-GAAP financial measures, provide additional and useful means to assess the financial performance of REITs. FFO and Operating FFO are frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO excludes GAAP historical cost depreciation and amortization of real estate and real estate investments, which assume that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions, and many companies use different depreciable lives and methods. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from depreciable property dispositions, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, interest costs and acquisition, disposition and development activities. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP.

FFO is generally defined and calculated by the Company as net income (loss) (computed in accordance with GAAP), adjusted to exclude (i) preferred share dividends, (ii) gains and losses from disposition of real estate property and related investments, which are presented net of taxes, (iii) impairment charges on real estate property and related investments, (iv) gains and losses from changes in control and (v) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income (loss) from joint ventures and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures, determined on a consistent basis. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT.

The Company believes that certain charges, income and gains/losses recorded in its operating results are not comparable or reflective of its core operating performance. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. As a result, the Company also computes Operating FFO and discusses it with the users of its financial statements, in addition to other measures such as net income (loss) determined in accordance with GAAP and FFO. Operating FFO is generally defined and calculated by the Company as FFO excluding certain charges, income and gains/losses that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio. Such adjustments include write-off of preferred share original issuance costs, gains/losses on the early extinguishment of debt, certain transaction fee income, transaction costs and other restructuring type costs, including employee separation costs. The disclosure of these adjustments is regularly requested by users of the Company’s financial statements. The adjustment for these charges, income and gains/losses may not be comparable to how other REITs or real estate companies calculate their results of operations, and the Company’s calculation of Operating FFO differs from NAREIT’s definition of FFO. Additionally, the Company provides no assurances that these charges, income and gains/losses are non-recurring. These charges, income and gains/losses could be reasonably expected to recur in future results of operations.

These measures of performance are used by the Company for several business purposes and by other REITs. The Company uses FFO and/or Operating FFO in part (i) as a disclosure to improve the understanding of the Company’s operating results among the investing public, (ii) as a measure of a real estate asset’s performance, (iii) to influence acquisition, disposition and capital investment strategies and (iv) to compare the Company’s performance to that of other publicly traded shopping center REITs. For the reasons described above, management believes that FFO and Operating FFO provide the Company and investors with an important indicator of the Company’s operating performance. They provide recognized measures of performance other than GAAP net income, which may include non-cash items (often significant). Other real estate companies may calculate FFO and Operating FFO in a different manner.

SITE Centers Corp.

Non-GAAP Measures

In calculating the expected range for or amount of net (loss) income attributable to common shareholders to estimate projected FFO and Operating FFO for future periods, the Company does not include a projection of gain and losses from the disposition of real estate property, potential impairments and reserves of real estate property and related investments, debt extinguishment costs and certain transaction costs. Other real estate companies may calculate expected FFO and Operating FFO in a different manner.

Management recognizes the limitations of FFO and Operating FFO when compared to GAAP’s net income. FFO and Operating FFO do not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use FFO or Operating FFO as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with GAAP, and neither is necessarily indicative of cash available to fund cash needs. Neither FFO nor Operating FFO should be considered an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. FFO and Operating FFO are simply used as additional indicators of the Company’s operating performance. The Company believes that to further understand its performance, FFO and Operating FFO should be compared with the Company’s reported net income (loss) and considered in addition to cash flows determined in accordance with GAAP, as presented in its condensed consolidated financial statements. Reconciliations of these measures to their most directly comparable GAAP measure of net income (loss) have been provided herein.

Net Operating Income (“NOI”)

The Company uses NOI, which is a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, reconciliation of the projected NOI growth to the most directly comparable GAAP financial measure is not provided because the Company is unable to provide such reconciliations without unreasonable effort due to the multiple components of the calculations which for the same store calculation only includes properties owned for comparable periods and excludes all corporate level activity as noted above.

Other Measures

SITE Pro Rata Share Financial Information

The Company believes that the SITE pro rata share of its joint ventures presented in the quarterly supplement is not, and is not intended to be, a presentation in accordance with GAAP. SITE share financial information is frequently used by the real estate industry including securities analysts, investors and other interested parties to evaluate the performance of SITE compared to other REITs. Other real estate companies may calculate such information in a different manner.

SITE does not control the unconsolidated joint ventures and the presentations of SITE JV Pro Rata Adjustments of the unconsolidated joint ventures presented in the quarterly supplement do not represent the Company’s legal claim to such items. The Company provides this information because the Company believes it assists investors and analysts in estimating the effective interest in SITE’s unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of this information has limitations as an analytical tool. Because of the limitations, this information should not be considered in isolation or as a substitute for the Company’s financial statements as reported under GAAP.

SITE Centers Corp.

Portfolio Summary at 100%

GLA in thousands
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024 (1)
Shopping Center Summary
Operating Centers – 100%	27	31	33	33	33
Wholly Owned - SITE	16	20	22	22	22
JV Portfolio	11	11	11	11	11

Owned and Ground Lease GLA – 100%	7,168	8,252	8,815	8,815	8,813
Wholly Owned - SITE	3,413	4,497	5,060	5,060	5,060
JV Portfolio – 100%	3,755	3,755	3,755	3,755	3,753
Unowned GLA – 100%	2,189	2,821	2,856	2,856	2,856

Quarterly Operational Overview
SITE (100%)
Base Rent PSF	$18.19	$18.51	$18.44	$18.37	$18.32
Base Rent PSF < 10K	$30.19	$30.42	$30.55	$30.40	$30.21
Base Rent PSF > 10K	$14.64	$14.86	$14.96	$14.92	$14.92
Commenced Rate	88.3%	88.5%	90.3%	91.0%	90.8%
Leased Rate	89.3%	89.5%	91.1%	92.1%	92.8%
Leased Rate < 10K SF	83.8%	86.0%	85.9%	86.1%	86.3%
Leased Rate > 10K SF	91.1%	90.6%	92.6%	94.0%	94.8%

Wholly Owned SITE
Base Rent PSF	$19.80	$20.01	$19.95	$19.81	$19.78
Leased Rate	87.0%	87.6%	89.4%	90.9%	90.9%
Leased Rate < 10K SF	85.2%	88.4%	88.2%	88.1%	88.1%
Leased Rate > 10K SF	87.5%	87.3%	89.8%	91.7%	91.7%

Joint Venture (100%)
Base Rent PSF	$16.90	$16.90	$16.67	$16.64	$16.62
Leased Rate	91.5%	91.7%	93.2%	93.7%	95.4%
Leased Rate < 10K SF	82.5%	83.1%	83.1%	83.6%	84.2%
Leased Rate > 10K SF	94.5%	94.5%	96.6%	97.0%	99.1%

Joint Venture at Pro Rata Share
Base Rent PSF	$18.96	$18.97	$18.72	$18.70	$18.64
Leased Rate	90.3%	90.7%	91.9%	92.1%	93.7%
Leased Rate < 10K SF	80.9%	82.4%	81.9%	81.5%	82.1%
Leased Rate > 10K SF	94.2%	94.2%	96.2%	96.6%	98.6%

Note: $ and GLA in thousands except shopping center counts and base rent PSF. All results exclude the Company's owned Beachwood, OH headquarters office buildings.
(1) Amounts have been adjusted to reflect the removal of properties included in the Curbline Properties spin-off and assets sold in 2024

SITE Centers Corp.

Leasing Summary

Wholly Owned at 100%

Leasing Activity
	Comparable Pool					Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Term	Count	GLA	ABR PSF	Term
New Leases
3Q25	0	0	$0.00	0.0%	0.0	3	35,937	$16.98	10.0
2Q25	1	4,565	$32.00	0.5%	10.5	3	9,913	$32.17	10.3
1Q25	1	1,509	$42.00	6.8%	7.0	3	7,077	$35.30	9.4
4Q24	0	0	$0.00	0.0%	0.0	0	0	$0.00	0.0
	2	6,074	$34.48	2.3%	9.6	9	52,927	$22.28	10.0

Renewals
3Q25	7	131,131	$14.02	4.7%	4.5	7	131,131	$14.02	4.5
2Q25	8	111,635	$23.50	(2.1%)	10.1	8	111,635	$23.50	10.1
1Q25	11	56,306	$25.96	3.4%	4.4	11	56,306	$25.96	4.4
4Q24	3	18,925	$21.29	8.3%	5.0	3	18,925	$21.29	5.0
	29	317,997	$19.90	1.7%	6.5	29	317,997	$19.90	6.5

New + Renewals
3Q25	7	131,131	$14.02	4.7%	4.5	10	167,068	$14.66	5.7
2Q25	9	116,200	$23.84	(2.0%)	10.1	11	121,548	$24.21	10.1
1Q25	12	57,815	$26.38	3.5%	4.4	14	63,383	$27.00	4.9
4Q24	3	18,925	$21.29	8.3%	5.0	3	18,925	$21.29	5.0
	31	324,071	$20.17	1.7%	6.5	38	370,924	$20.24	7.0

Net Effective Rents
			Capex PSF				NER
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term
New Leases
3Q25	35,937	$17.66	$2.04	$8.07	$0.88	$10.99	$6.67	10.0
2Q25	9,913	$34.99	$2.15	$0.00	$1.67	$3.82	$31.17	10.3
1Q25	7,077	$40.01	$2.80	$0.00	$2.38	$5.18	$34.83	9.4
4Q24	0	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	0.0
	52,927	$23.89	$2.16	$5.49	$1.22	$8.87	$15.02	10.0

Renewals
3Q25	131,131	$14.08	$0.00	$0.00	$0.00	$0.00	$14.08	4.5
2Q25	111,635	$24.90	$3.96	$0.00	$0.01	$3.97	$20.93	10.1
1Q25	56,306	$26.66	$0.07	$0.00	$0.00	$0.07	$26.59	4.4
4Q24	18,925	$21.52	$0.00	$0.00	$0.00	$0.00	$21.52	5.0
	317,997	$20.55	$2.18	$0.00	$0.01	$2.19	$18.36	6.5

New + Renewals
3Q25	167,068	$14.85	$0.77	$3.06	$0.33	$4.16	$10.69	5.7
2Q25	121,548	$25.72	$3.81	$0.00	$0.15	$3.96	$21.76	10.1
1Q25	63,383	$28.15	$0.65	$0.00	$0.50	$1.15	$27.00	4.9
4Q24	18,925	$21.52	$0.00	$0.00	$0.00	$0.00	$21.52	5.0
	370,924	$21.03	$2.17	$1.12	$0.25	$3.54	$17.49	7.0

Note: ABR PSF represents year one base rent for leasing spreads and the average rent for the initial term for net effective rent. Term is weighted average in years.

SITE Centers Corp.

Leasing Summary

Unconsolidated Joint Ventures at 100%

Leasing Activity
	Comparable Pool					Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Term	Count	GLA	ABR PSF	Term
New Leases
3Q25	0	0	$0.00	0.0%	0.0	3	88,189	$15.52	10.0
2Q25	1	16,363	$13.22	(57.5%)	15.0	1	16,363	$13.22	15.0
1Q25	0	0	$0.00	0.0%	0.0	2	7,384	$18.32	5.0
4Q24	0	0	$0.00	0.0%	0.0	0	0	$0.00	0.0
	1	16,363	$13.22	(57.5%)	15.0	6	111,936	$15.37	10.4

Renewals
3Q25	16	245,197	$13.32	8.9%	5.6	16	245,197	$13.32	5.6
2Q25	5	99,962	$12.24	2.8%	5.1	5	99,962	$12.24	5.1
1Q25	6	53,153	$19.19	3.5%	4.7	6	53,153	$19.19	4.7
4Q24	2	10,450	$21.75	36.0%	5.0	2	10,450	$21.75	5.0
	29	408,762	$14.03	7.4%	5.3	29	408,762	$14.03	5.3

New + Renewals
3Q25	16	245,197	$13.32	8.9%	5.6	19	333,386	$13.90	6.7
2Q25	6	116,325	$12.38	(15.3%)	6.5	6	116,325	$12.38	6.5
1Q25	6	53,153	$19.19	3.5%	4.7	8	60,537	$19.08	4.8
4Q24	2	10,450	$21.75	36.0%	5.0	2	10,450	$21.75	5.0
	30	425,125	$14.00	1.7%	5.7	35	520,698	$14.32	6.4

Net Effective Rents
			Capex PSF				NER
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term
New Leases
3Q25	88,189	$16.10	$0.27	$0.00	$0.08	$0.35	$15.75	10.0
2Q25	16,363	$25.18	$0.00	$0.00	$1.01	$1.01	$24.17	15.0
1Q25	7,384	$19.45	$1.08	$0.26	$1.35	$2.69	$16.76	5.0
4Q24	0	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	0.0
	111,936	$17.65	$0.24	$0.01	$0.32	$0.57	$17.08	10.4

Renewals
3Q25	245,197	$13.46	$0.00	$0.00	$0.00	$0.00	$13.46	5.6
2Q25	99,962	$12.29	$0.00	$0.00	$0.00	$0.00	$12.29	5.1
1Q25	53,153	$19.44	$0.00	$0.00	$0.00	$0.00	$19.44	4.7
4Q24	10,450	$22.25	$0.00	$0.00	$0.00	$0.00	$22.25	5.0
	408,762	$14.18	$0.00	$0.00	$0.00	$0.00	$14.18	5.3

New + Renewals
3Q25	333,386	$14.16	$0.10	$0.00	$0.03	$0.13	$14.03	6.7
2Q25	116,325	$14.10	$0.00	$0.00	$0.33	$0.33	$13.77	6.5
1Q25	60,537	$19.44	$0.14	$0.03	$0.17	$0.34	$19.10	4.8
4Q24	10,450	$22.25	$0.00	$0.00	$0.00	$0.00	$22.25	5.0
	520,698	$14.92	$0.08	$0.00	$0.11	$0.19	$14.73	6.4

Note: ABR PSF represents year one base rent for leasing spreads and the average rent for the initial term for net effective rent. Term is weighted average in years.

SITE Centers Corp.

Leasing Expirations

Wholly Owned at 100%; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	4	8	1.1%	$287	1.4%	$35.88	4	8	0.3%	$287	0.5%	$35.88
2025	0	0	0.0%	0	0.0%	$0.00	7	23	3.3%	714	3.5%	$31.04	7	23	0.8%	714	1.3%	$31.04
2026	4	161	7.3%	2,666	8.0%	$16.56	32	87	12.3%	2,513	12.1%	$28.89	36	248	8.5%	5,179	9.6%	$20.88
2027	11	391	17.7%	7,207	21.5%	$18.43	31	98	13.9%	2,934	14.2%	$29.94	42	489	16.8%	10,141	18.7%	$20.74
2028	9	284	12.9%	4,089	12.2%	$14.40	28	82	11.6%	2,371	11.5%	$28.91	37	366	12.6%	6,460	11.9%	$17.65
2029	11	303	13.7%	4,538	13.5%	$14.98	25	98	13.9%	2,892	14.0%	$29.51	36	401	13.8%	7,430	13.7%	$18.53
2030	7	249	11.3%	3,155	9.4%	$12.67	25	100	14.2%	2,928	14.2%	$29.28	32	349	12.0%	6,083	11.2%	$17.43
2031	5	279	12.7%	2,809	8.4%	$10.07	11	40	5.7%	1,171	5.7%	$29.28	16	319	11.0%	3,980	7.3%	$12.48
2032	3	58	2.6%	685	2.0%	$11.81	13	47	6.7%	1,281	6.2%	$27.26	16	105	3.6%	1,966	3.6%	$18.72
2033	3	75	3.4%	1,006	3.0%	$13.41	13	43	6.1%	1,377	6.7%	$32.02	16	118	4.1%	2,383	4.4%	$20.19
2034	2	146	6.6%	1,398	4.2%	$9.58	11	41	5.8%	1,148	5.5%	$28.00	13	187	6.4%	2,546	4.7%	$13.61
Thereafter	9	258	11.7%	5,940	17.7%	$23.02	11	38	5.4%	1,070	5.2%	$28.16	20	296	10.2%	7,010	12.9%	$23.68
Total	64	2,204	100.0%	$33,493	100.0%	$15.20	211	705	100.0%	$20,686	100.0%	$29.34	275	2,909	100.0%	$54,179	100.0%	$18.62

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	4	8	1.1%	$287	1.4%	$35.88	4	8	0.3%	$287	0.5%	$35.88
2025	0	0	0.0%	0	0.0%	$0.00	6	18	2.6%	479	2.3%	$26.61	6	18	0.6%	479	0.9%	$26.61
2026	1	62	2.8%	1,503	4.5%	$24.24	22	59	8.4%	1,645	8.0%	$27.88	23	121	4.2%	3,148	5.8%	$26.02
2027	4	52	2.4%	1,055	3.1%	$20.29	19	53	7.5%	1,513	7.3%	$28.55	23	105	3.6%	2,568	4.7%	$24.46
2028	6	169	7.7%	2,517	7.5%	$14.89	25	80	11.3%	2,369	11.5%	$29.61	31	249	8.6%	4,886	9.0%	$19.62
2029	5	108	4.9%	1,908	5.7%	$17.67	21	78	11.1%	2,241	10.8%	$28.73	26	186	6.4%	4,149	7.7%	$22.31
2030	6	211	9.6%	2,436	7.3%	$11.55	24	93	13.2%	2,779	13.4%	$29.88	30	304	10.5%	5,215	9.6%	$17.15
2031	2	43	2.0%	542	1.6%	$12.60	17	54	7.7%	1,388	6.7%	$25.70	19	97	3.3%	1,930	3.6%	$19.90
2032	3	106	4.8%	1,878	5.6%	$17.72	13	45	6.4%	1,187	5.7%	$26.38	16	151	5.2%	3,065	5.7%	$20.30
2033	1	55	2.5%	443	1.3%	$8.05	8	23	3.3%	839	4.1%	$36.48	9	78	2.7%	1,282	2.4%	$16.44
2034	3	62	2.8%	954	2.8%	$15.39	6	23	3.3%	752	3.6%	$32.70	9	85	2.9%	1,706	3.1%	$20.07
Thereafter	33	1,336	60.6%	20,257	60.5%	$15.16	46	171	24.3%	5,207	25.2%	$30.45	79	1,507	51.8%	25,464	47.0%	$16.90
Total	64	2,204	100.0%	$33,493	100.0%	$15.20	211	705	100.0%	$20,686	100.0%	$29.34	275	2,909	100.0%	$54,179	100.0%	$18.62

Note: Includes ground leases.

SITE Centers Corp.

Leasing Expirations

Unconsolidated Joint Ventures at 100%; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	2	8	1.1%	$164	0.7%	$20.50	2	8	0.2%	$164	0.3%	$20.50
2025	0	0	0.0%	0	0.0%	$0.00	3	6	0.8%	197	0.9%	$32.83	3	6	0.2%	197	0.3%	$32.83
2026	11	266	10.0%	2,661	7.7%	$10.00	32	108	14.2%	2,865	12.6%	$26.53	43	374	11.0%	5,526	9.6%	$14.78
2027	15	457	17.2%	6,023	17.3%	$13.18	22	85	11.2%	2,709	12.0%	$31.87	37	542	15.9%	8,732	15.2%	$16.11
2028	16	428	16.1%	5,404	15.5%	$12.63	34	97	12.8%	3,319	14.6%	$34.22	50	525	15.4%	8,723	15.2%	$16.62
2029	7	437	16.5%	4,686	13.5%	$10.72	34	131	17.3%	3,765	16.6%	$28.74	41	568	16.6%	8,451	14.7%	$14.88
2030	13	332	12.5%	4,715	13.6%	$14.20	30	101	13.3%	2,498	11.0%	$24.73	43	433	12.7%	7,213	12.6%	$16.66
2031	11	339	12.8%	4,763	13.7%	$14.05	9	42	5.5%	1,268	5.6%	$30.19	20	381	11.2%	6,031	10.5%	$15.83
2032	1	70	2.6%	310	0.9%	$4.43	15	62	8.2%	2,058	9.1%	$33.19	16	132	3.9%	2,368	4.1%	$17.94
2033	5	99	3.7%	2,061	5.9%	$20.82	10	37	4.9%	1,024	4.5%	$27.68	15	136	4.0%	3,085	5.4%	$22.68
2034	4	114	4.3%	2,455	7.1%	$21.54	9	37	4.9%	1,220	5.4%	$32.97	13	151	4.4%	3,675	6.4%	$24.34
Thereafter	4	112	4.2%	1,698	4.9%	$15.16	14	45	5.9%	1,571	6.9%	$34.91	18	157	4.6%	3,269	5.7%	$20.82
Total	87	2,654	100.0%	$34,776	100.0%	$13.10	214	759	100.0%	$22,658	100.0%	$29.85	301	3,413	100.0%	$57,434	100.0%	$16.83

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	2	8	1.1%	$164	0.7%	$20.50	2	8	0.2%	$164	0.3%	$20.50
2025	0	0	0.0%	0	0.0%	$0.00	2	4	0.5%	151	0.7%	$37.75	2	4	0.1%	151	0.3%	$37.75
2026	6	128	4.8%	1,523	4.4%	$11.90	22	67	8.8%	1,897	8.4%	$28.31	28	195	5.7%	3,420	6.0%	$17.54
2027	5	110	4.1%	1,266	3.6%	$11.51	18	66	8.7%	2,101	9.3%	$31.83	23	176	5.2%	3,367	5.9%	$19.13
2028	7	175	6.6%	2,238	6.4%	$12.79	27	77	10.1%	2,779	12.3%	$36.09	34	252	7.4%	5,017	8.7%	$19.91
2029	2	47	1.8%	473	1.4%	$10.06	29	104	13.7%	3,269	14.4%	$31.43	31	151	4.4%	3,742	6.5%	$24.78
2030	9	230	8.7%	2,959	8.5%	$12.87	26	89	11.7%	2,128	9.4%	$23.91	35	319	9.3%	5,087	8.9%	$15.95
2031	5	76	2.9%	934	2.7%	$12.29	12	56	7.4%	1,325	5.8%	$23.66	17	132	3.9%	2,259	3.9%	$17.11
2032	3	94	3.5%	1,404	4.0%	$14.94	12	44	5.8%	1,536	6.8%	$34.91	15	138	4.0%	2,940	5.1%	$21.30
2033	5	113	4.3%	1,968	5.7%	$17.42	9	30	4.0%	756	3.3%	$25.20	14	143	4.2%	2,724	4.7%	$19.05
2034	1	15	0.6%	188	0.5%	$12.53	12	39	5.1%	1,167	5.2%	$29.92	13	54	1.6%	1,355	2.4%	$25.09
Thereafter	44	1,666	62.8%	21,823	62.8%	$13.10	43	175	23.1%	5,385	23.8%	$30.77	87	1,841	53.9%	27,208	47.4%	$14.78
Total	87	2,654	100.0%	$34,776	100.0%	$13.10	214	759	100.0%	$22,658	100.0%	$29.85	301	3,413	100.0%	$57,434	100.0%	$16.83

Note: Includes ground leases

SITE CENTERS 3300 ENTERPRISE PKWY, BEACHWOOD, OH 44122 O: 216-755-5500 F: 216-755-1500 SITECENTERS.COM NYSE: SITC